EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Ensign Group, Inc. (the Company) on Form 10-Q for the period ended September 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Suzanne D. Snapper, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d))); and

2	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Suzanne D. Snapper
	Name:	Suzanne D. Snapper
	Title:	Chief Financial Officer, Executive Vice President and Director (principal financial officer and accounting officer and duly authorized officer)

October 25, 2023

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.